EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hydogen Future Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2015 as filed with the U. S. Securities and Exchange Commission (the “Report”), I, Robert Farr. Prinicpal Accounting Officer and Principal Financial Officer, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May ____, 2015	By:	/s/Robert Farr
Robert Farr
Principal Accounting Officer
Principal Financial Officer